EXHIBIT 4
                                                        ---------


                        CSW CREDIT, INC.
              AVERAGE MONTH END ACCOUNTS RECEIVABLE
                           (thousands)



                                            1995
                        ---------------------------------------------
                         Twelve Months  Twelve Months  Twelve Months
                             Ended          Ended          Ended
                          October 31     November 30     December 31
                        --------------  -------------  --------------
Non-Affiliated-HL&P       $ 329,632       $ 327,779       $ 327,062



HLP net receivables         329,632         327,779         327,062
Non-Affiliated-Other         26,666          27,167          27,675

Total Non-Affiliated        356,298         354,946         354,737

Less: Affiliated            361,545         361,668         363,931

Excess Restriction        $  (5,247)      $  (6,722)     $   (9,194)









                              BAD DEBT WRITE-OFFS
                                  (thousands)


                                     1995
                      ----------------------------------------

                       OCTOBER       NOVEMBER       DECEMBER
                      ---------     ----------     ----------

Non-Affiliated       $   553        $   719        $ 1,088




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